NS GROUP, INC.                 June 30, 2003 Form 10-Q              EXHIBIT 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                         AND EXCHANGE ACT RULE 13A-14(B)

         In connection with the quarterly report of NS Group, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas
J. Depenbrock, Chief Financial Officer of the Company, certify, to my knowledge, pursuant to 18 U.S.C. Section 1350, and Exchange Act Rule 13a-14(b) that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2003                                          /s/ Thomas J. Depenbrock
                                                        ------------------------
                                                        Thomas J. Depenbrock
                                                        Chief Financial Officer

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NS Group, Inc. and will be retained by NS Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.